--------------------------------------------------------------------------------

       MERRILL LYNCH VARIABLE
       -------------------------------------------------------------------------
       SERIES FUNDS, INC.
       -------------------------------------------------------------------------

                                                                                                      PAGE
                                                                                                      ----
                                                              American Balanced Fund................    1
                                                              Balanced Capital Focus Fund...........   15
                                                              Basic Value Focus Fund................   29
                                                              Developing Capital Markets Focus
                                                                Fund................................   44
                                                              Domestic Money Market Fund............   64
                                                              Focus Twenty Select Fund..............   76
                                                              Fundamental Growth Focus Fund.........   88
                                                              Global Bond Focus Fund................  100
                                                              Global Growth Focus Fund..............  114
                                                              Global Strategy Focus Fund............  128
                                                              Government Bond Fund..................  147
                                                              High Current Income Fund..............  159
                                                              Index 500 Fund........................  177
                                                              International Equity Focus Fund.......  194
                                                              Natural Resources Focus Fund..........  215
                                                              Prime Bond Fund.......................  229
                                                              Quality Equity Fund...................  244
                                                              Reserve Assets Fund...................  259
                                                              Small Cap Value Focus Fund............  270
                                                              Utilities and Telecommunications Focus
                                                                Fund................................  287

                                                                   Annual Report
                                                               December 31, 2000

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
DECEMBER 31, 2000--ANNUAL REPORT
--------------------------------------------------------------------------------

DEAR SHAREHOLDER:

FISCAL YEAR IN REVIEW

  For the year ended December 31, 2000, the Fund's Class A Shares had a total return of -1.68%. This compared to a return of -9.10% for the unmanaged Standard & Poor's 500 (S&P 500) Index for the same period.

  The performance of the Fund over the past 12 months reflected market conditions that were virtually opposite of those that existed during 1999. The Fund's US fixed-income representation, which was expanded throughout the period, provided a positive return for the year as bonds were viewed as a safe haven from the tumultuous equity market. The outstanding performance of the Fund's bond commitments offset much of the negative return from our equity holdings, resulting in an overall portfolio return that was significantly better than that provided by the US equity market as measured by the S&P 500 Index. Our considerable representation in new economy sectors had a negative impact on performance throughout most of the year. Although these equities experienced rallies after the first quarter of 2000, they encountered renewed bouts of weakness late in the year, particularly during November and December.

PORTFOLIO MATTERS

  As of December 31, 2000, the Fund's asset allocation was: US bonds, 46% of net assets; US equities, 53%; and cash reserves, 1%.

  We continued to augment the Fund's US bond representation during the second half of 2000. We increased our fixed-income representation from 40% of net assets to 46% and maintained a defensive average duration for our US bond holdings of approximately four years. At the same time, we reduced the Fund's US equity commitment from 58% of net assets to 53%. We retained substantial assets in new economy sectors, including technology, since we believe pessimism toward many companies in this area is overdone.

  The prospects for avoiding a hard landing in the US economy have improved following the reduction of key interest rates by the Federal Reserve Board in early January 2001. However, since volatility is likely to persist in global equity markets, we will continue to pursue a high degree of diversification within the portfolio. Areas outside the new economy where we have maintained a significant representation include the healthcare, consumer staples and financial sectors.

IN CONCLUSION

  We appreciate your investment in American Balanced Fund of Merrill Lynch Variable Series Funds, Inc., and we look forward to sharing our investment outlook and strategies with you in our next report to shareholders.

Sincerely,

/s/ Terry K. Glenn
Terry K. Glenn
President and Director

/s/ Thomas R. Robinson
Thomas R. Robinson
Senior Vice President and Portfolio Manager

January 19, 2001

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
TOTAL RETURN BASED ON A $10,000 INVESTMENT--CLASS A SHARES
--------------------------------------------------------------------------------

                                                    AMERICAN BALANCED         STANDARD & POOR'S 500
                                                 FUND+--CLASS A SHARES*              INDEX++                WEIGHTED INDEX**
                                                 ----------------------       ---------------------         ----------------
12/90                                                   10000.00                    10000.00                    10000.00
12/91                                                   12065.00                    13047.00                    11745.00
12/92                                                   12755.00                    14041.00                    12503.00
12/93                                                   14476.00                    15456.00                    13515.00
12/94                                                   13869.00                    15660.00                    13624.00
12/95                                                   16755.00                    21554.00                    16387.00
12/96                                                   18386.00                    26491.00                    18056.00
12/97                                                   21532.00                    35330.00                    20914.00
12/98                                                   24451.00                    45426.00                    23977.00
12/99                                                   26586.00                    54985.00                    25829.00
12/00                                                   26139.00                    49979.00                    26581.00

* Assuming transaction costs and other operating expenses, including advisory fees. Does not include insurance-related fees and expenses.
+ American Balanced Fund invests in a balanced portfolio of fixed-income and equity securities.
++ This unmanaged broad-based index is comprised of US common stocks.
+++ This unmanaged index, which is an equally weighted blend of the Three-Month
    Treasury Bill Index, the Merrill Lynch US Corporate and Government Master Index and the S&P 500 Index, is comprised of US Treasury bills maturing in up to three months, investment-grade bonds and US common stocks.

    ----------------------------------------------------------------------------
    MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
    AVERAGE ANNUAL TOTAL RETURN--CLASS A SHARES*
    ----------------------------------------------------------------------------

                       PERIOD COVERED                                          % RETURN
-----------------------------------------------------------------------------------------
One Year Ended 12/31/00                                                         - 1.68%
-----------------------------------------------------------------------------------------
Five Years Ended 12/31/00                                                       + 9.30
-----------------------------------------------------------------------------------------
Ten Years Ended 12/31/00                                                        +10.09
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
RECENT PERFORMANCE RESULTS*
--------------------------------------------------------------------------------

                                                                6 MONTH        12 MONTH
                  AS OF DECEMBER 31, 2000                     TOTAL RETURN   TOTAL RETURN
-----------------------------------------------------------------------------------------
Class A Shares                                                   -4.20%         -1.68%
-----------------------------------------------------------------------------------------

*
Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Insurance-related fees and expenses are not reflected in these returns.

Past results shown should not be considered a representation of future performance.

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                   SHARES                                                                   PERCENT OF
INDUSTRY                             HELD                    COMMON STOCKS                      VALUE       NET ASSETS
----------------------------------------------------------------------------------------------------------------------
AEROSPACE                           9,300      General Dynamics Corporation..............    $    725,400       0.6%
                                   14,245      United Technologies Corporation...........       1,120,013       0.8
                                                                                             ------------     -----
                                                                                                1,845,413       1.4
----------------------------------------------------------------------------------------------------------------------
AUTOMOTIVE PRODUCTS                 6,900      +General Motors Corporation (Class H).....         158,700       0.1
----------------------------------------------------------------------------------------------------------------------
BANKING                            12,871      Bank of America Corporation...............         590,457       0.4
                                   19,600      The Bank of New York Company, Inc. .......       1,081,675       0.8
                                   25,750      Bank One Corporation......................         943,094       0.7
                                   11,250      The Chase Manhattan Corporation...........         511,172       0.4
                                    1,700      Wachovia Corporation......................          98,813       0.1
                                                                                             ------------     -----
                                                                                                3,225,211       2.4
----------------------------------------------------------------------------------------------------------------------
BEVERAGES                          19,150      The Coca-Cola Company.....................       1,166,953       0.9
                                    9,050      PepsiCo, Inc. ............................         448,541       0.3
                                                                                             ------------     -----
                                                                                                1,615,494       1.2
----------------------------------------------------------------------------------------------------------------------
BIOTECHNOLOGY                       2,000      +Genentech, Inc. .........................         163,000       0.1
                                    2,000      +Gilead Sciences, Inc. ...................         165,875       0.1
                                    2,800      +Human Genome Sciences, Inc. .............         194,075       0.2
                                                                                             ------------     -----
                                                                                                  522,950       0.4
----------------------------------------------------------------------------------------------------------------------
BROADCAST--MEDIA                    6,150      Time Warner Inc. .........................         321,276       0.2
----------------------------------------------------------------------------------------------------------------------
BROADCASTING--CABLE                24,200      +AT&T Corp.--Liberty Media Group (Class
                                                 A)......................................         328,212       0.2
----------------------------------------------------------------------------------------------------------------------
BUILDING PRODUCTS                   8,700      +American Tower Corporation (Class A).....         329,512       0.2
----------------------------------------------------------------------------------------------------------------------
BUSINESS SERVICES                  50,850      +Oracle Corporation.......................       1,481,006       1.1
----------------------------------------------------------------------------------------------------------------------
CABLE                               9,500      +Adelphia Communications (Class A)........         490,437       0.3
                                   16,250      +Charter Communications, Inc. (Class A)...         368,672       0.3
                                                                                             ------------     -----
                                                                                                  859,109       0.6
----------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS                       2,700      Minnesota Mining and Manufacturing Company
                                                 (3M)....................................         325,350       0.2
----------------------------------------------------------------------------------------------------------------------
CHEMICALS                           7,500      The Dow Chemical Company..................         274,687       0.2
                                    7,100      E.I. du Pont de Nemours and Company.......         343,019       0.2
                                    8,350      Pharmacia Corporation.....................         509,350       0.4
                                    2,500      Rohm and Haas Company.....................          90,781       0.1
                                                                                             ------------     -----
                                                                                                1,217,837       0.9
----------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS                      3,200      +Pegasus Communications Corporation.......          82,400       0.1
----------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT            2,000      +CIENA Corporation........................         163,000       0.1
                                   10,450      Corning Incorporated......................         551,891       0.4
                                                                                             ------------     -----
                                                                                                  714,891       0.5
----------------------------------------------------------------------------------------------------------------------
COMPUTER-RELATED PRODUCTS           3,200      +VERITAS Software Corporation.............         280,000       0.2
----------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES                  35,950      +Cisco Systems, Inc. .....................       1,375,087       1.1
                                   14,050      Electronic Data Systems Corporation.......         811,388       0.6
                                    1,200      +Juniper Networks, Inc. ..................         151,425       0.1
                                                                                             ------------     -----
                                                                                                2,337,900       1.8
----------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE                   6,350      +BEA Systems, Inc. .......................         427,434       0.3
                                    4,200      +Informatica Corporation..................         165,900       0.1
                                                                                             ------------     -----
                                                                                                  593,334       0.4
----------------------------------------------------------------------------------------------------------------------
COMPUTER TECHNOLOGY                 8,850      +Solectron Corporation....................         300,015       0.2
----------------------------------------------------------------------------------------------------------------------
COMPUTERS                           4,300      +Ariba, Inc. .............................         230,587       0.2
                                   24,000      Compaq Computer Corporation...............         361,200       0.3
                                    3,500      +Comverse Technology, Inc. ...............         380,187       0.3
                                   13,050      +Dell Computer Corporation................         227,559       0.2
                                    4,200      +EMC Corporation..........................         279,300       0.2
                                    8,285      International Business Machines
                                                 Corporation.............................         704,225       0.5
                                    6,850      +Palm, Inc. ..............................         193,513       0.1

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2000 (CONTINUED)
--------------------------------------------------------------------------------

                                   SHARES                                                                   PERCENT OF
INDUSTRY                             HELD                    COMMON STOCKS                      VALUE       NET ASSETS
----------------------------------------------------------------------------------------------------------------------
COMPUTERS                           6,800      +Sun Microsystems, Inc. ..................    $    189,125       0.1%
(CONCLUDED)
                                    5,500      Symbol Technologies, Inc. ................         198,000       0.2
                                                                                             ------------     -----
                                                                                                2,763,696       2.1
----------------------------------------------------------------------------------------------------------------------
CONSUMER GOODS                      9,800      Circuit City Stores--Circuit City Group...         112,700       0.1
----------------------------------------------------------------------------------------------------------------------
CONTAINERS & PACKAGING              2,400      +Sealed Air Corporation...................          73,200       0.1
----------------------------------------------------------------------------------------------------------------------
COSMETICS                          13,000      Avon Products, Inc. ......................         622,375       0.5
                                   11,250      The Gillette Company......................         406,406       0.3
                                                                                             ------------     -----
                                                                                                1,028,781       0.8
----------------------------------------------------------------------------------------------------------------------
ELECTRIC & GAS                     11,950      +Calpine Corporation......................         538,497       0.4
                                    6,600      +Southern Energy, Inc. ...................         186,863       0.1
                                                                                             ------------     -----
                                                                                                  725,360       0.5
----------------------------------------------------------------------------------------------------------------------
ELECTRICAL & ELECTRONICS            3,450      +The AES Corporation......................         191,044       0.1
----------------------------------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT                5,300      Edison International......................          82,812       0.1
----------------------------------------------------------------------------------------------------------------------
ELECTRICAL INSTRUMENTS &            2,950      +Sanmina Corporation......................         226,044       0.2
  CONTROLS
----------------------------------------------------------------------------------------------------------------------
ELECTRONIC COMPONENTS               4,200      +Applied Micro Circuits Corporation.......         316,050       0.3
                                   39,700      General Electric Company..................       1,903,119       1.4
                                   22,450      Intel Corporation.........................         674,903       0.5
                                                                                             ------------     -----
                                                                                                2,894,072       2.2
----------------------------------------------------------------------------------------------------------------------
ELECTRONICS                        17,500      Texas Instruments Incorporated............         829,063       0.6
----------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT                       2,200      +Macrovision Corporation..................         162,800       0.1
----------------------------------------------------------------------------------------------------------------------
FIBER OPTICS                        2,650      +Avanex Corporation.......................         157,675       0.1
----------------------------------------------------------------------------------------------------------------------
FINANCE                            10,300      Federal Home Loan Mortgage Association....         709,413       0.5
----------------------------------------------------------------------------------------------------------------------
FINANCIAL SERVICES                  9,600      American Express Company..................         527,400       0.4
                                   38,350      Citigroup, Inc. ..........................       1,958,247       1.5
                                   26,900      Wells Fargo Company.......................       1,497,994       1.1
                                                                                             ------------     -----
                                                                                                3,983,641       3.0
----------------------------------------------------------------------------------------------------------------------
FOOD                                2,000      Wm. Wrigley Jr. Company...................         191,625       0.1
----------------------------------------------------------------------------------------------------------------------
HEALTHCARE--PRODUCTS &             32,700      HCA--The Healthcare Corporation...........       1,439,127       1.1
  SERVICES
----------------------------------------------------------------------------------------------------------------------
HOUSEHOLD PRODUCTS                  6,400      The Clorox Company........................         227,200       0.2
                                   44,500      Colgate-Palmolive Company.................       2,872,475       2.1
                                   13,150      The Procter & Gamble Company..............       1,031,453       0.8
                                                                                             ------------     -----
                                                                                                4,131,128       3.1
----------------------------------------------------------------------------------------------------------------------
INSURANCE                           6,100      The Allstate Corporation..................         265,731       0.2
                                   24,000      American International Group, Inc. .......       2,365,500       1.8
                                    9,100      ITT Industries, Inc. .....................         352,625       0.2
                                    2,200      The Progressive Corporation...............         227,975       0.2
                                                                                             ------------     -----
                                                                                                3,211,831       2.4
----------------------------------------------------------------------------------------------------------------------
INTERNET SOFTWARE                   3,850      +Agile Software Corporation...............         190,094       0.1
                                    3,600      +VeriSign, Inc. ..........................         267,075       0.2
                                    6,950      +WatchGuard Technologies, Inc. ...........         219,359       0.2
                                                                                             ------------     -----
                                                                                                  676,528       0.5
----------------------------------------------------------------------------------------------------------------------
LASER SYSTEMS & COMPONENTS          5,000      +JDS Uniphase Corporation.................         208,750       0.2
----------------------------------------------------------------------------------------------------------------------
MACHINERY                           5,050      Caterpillar, Inc. ........................         238,928       0.2
----------------------------------------------------------------------------------------------------------------------
MANUFACTURING                       4,950      Danaher Corporation.......................         338,456       0.2
                                   13,650      Tyco International Ltd. ..................         757,575       0.6
                                                                                             ------------     -----
                                                                                                1,096,031       0.8
----------------------------------------------------------------------------------------------------------------------
MEDIA & COMMUNICATIONS             23,650      +Metromedia Fiber Network, Inc. (Class
                                                 A)......................................         239,456       0.2
----------------------------------------------------------------------------------------------------------------------
MEDICAL PRODUCTS                    1,500      +Affymetrix, Inc. ........................         111,562       0.1
                                    6,700      Alpharma, Inc. (Class A)..................         293,962       0.2
                                    4,400      +Applera Corporation--Celera Genomics
                                                 Group...................................         158,125       0.1

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2000 (CONTINUED)
--------------------------------------------------------------------------------

                                   SHARES                                                                   PERCENT OF
INDUSTRY                             HELD                    COMMON STOCKS                      VALUE       NET ASSETS
----------------------------------------------------------------------------------------------------------------------
MEDICAL PRODUCTS                    8,250      +Immunex Corporation......................    $    335,156       0.3%
(CONCLUDED)
                                    2,350      +Protein Design Labs, Inc. ...............         201,806       0.1
                                                                                             ------------     -----
                                                                                                1,100,611       0.8
----------------------------------------------------------------------------------------------------------------------
MEDICAL SERVICES                   11,100      +Manor Care, Inc. ........................         228,938       0.2
----------------------------------------------------------------------------------------------------------------------
MEDICAL TECHNOLOGY                 19,750      Johnson & Johnson.........................       2,074,984       1.6
----------------------------------------------------------------------------------------------------------------------
METAL                               7,800      Alcoa Inc. ...............................         261,300       0.2
                                   13,200      Barrick Gold Corporation..................         216,216       0.1
                                   13,200      Newmont Mining Corporation................         225,225       0.2
                                   22,800      Placer Dome Inc. .........................         219,450       0.2
                                                                                             ------------     -----
                                                                                                  922,191       0.7
----------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS MATERIALS &           3,200      +NCR Corporation..........................         157,200       0.1
COMMODITIES
                                    4,350      The Sherwin-Williams Company..............         114,459       0.1
                                                                                             ------------     -----
                                                                                                  271,659       0.2
----------------------------------------------------------------------------------------------------------------------
NATURAL GAS                         2,300      El Paso Energy Corporation................         164,737       0.1
                                   20,100      Enron Corp. ..............................       1,670,813       1.3
                                                                                             ------------     -----
                                                                                                1,835,550       1.4
----------------------------------------------------------------------------------------------------------------------
NETWORKING PRODUCTS                 3,200      +ONI Systems Corp. .......................         126,600       0.1
----------------------------------------------------------------------------------------------------------------------
OIL & GAS PRODUCERS                 5,100      Conoco Inc. (Class B).....................         147,581       0.1
                                    9,800      +Nabors Industries, Inc. .................         579,670       0.4
                                    3,100      +Rowan Companies, Inc. ...................          83,700       0.1
                                    3,300      Santa Fe International Corporation........         105,806       0.1
                                    4,600      Tosco Corporation.........................         156,113       0.1
                                                                                             ------------     -----
                                                                                                1,072,870       0.8
----------------------------------------------------------------------------------------------------------------------
OIL--INTEGRATED                    16,273      Exxon Mobil Corporation...................       1,414,734       1.1
----------------------------------------------------------------------------------------------------------------------
OIL SERVICES                        6,100      +BJ Services Company......................         420,137       0.3
                                    6,000      Baker Hughes Incorporated.................         249,375       0.2
                                    5,250      +Global Marine, Inc. .....................         148,969       0.1
                                    5,950      Schlumberger Limited......................         475,628       0.4
                                                                                             ------------     -----
                                                                                                1,294,109       1.0
----------------------------------------------------------------------------------------------------------------------
PAPER & FOREST PRODUCTS             5,900      Georgia-Pacific Group.....................         183,638       0.1
                                    4,500      International Paper Company...............         183,656       0.2
                                                                                             ------------     -----
                                                                                                  367,294       0.3
----------------------------------------------------------------------------------------------------------------------
PHARMACEUTICALS                    18,100      American Home Products Corporation........       1,150,255       0.9
                                    5,200      Bristol-Myers Squibb Company..............         384,475       0.3
                                   11,700      Cardinal Health, Inc. ....................       1,165,612       0.9
                                    2,500      Ecolab Inc. ..............................         107,969       0.1
                                    6,600      Eli Lilly and Company.....................         614,213       0.4
                                   19,050      Merck & Co., Inc. ........................       1,783,556       1.3
                                    1,500      +Millennium Pharmaceuticals, Inc. ........          92,719       0.1
                                   46,500      Pfizer, Inc. .............................       2,139,000       1.6
                                    7,500      Schering-Plough Corporation...............         425,625       0.3
                                                                                             ------------     -----
                                                                                                7,863,424       5.9
----------------------------------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUST        4,600      Equity Residential Properties Trust.......         254,438       0.2
----------------------------------------------------------------------------------------------------------------------
RESTAURANTS                         7,150      McDonald's Corporation....................         243,100       0.2
----------------------------------------------------------------------------------------------------------------------
RETAIL                             11,400      The Home Depot, Inc. .....................         520,838       0.4
                                   14,400      +The Kroger Co. ..........................         389,700       0.3
                                   20,100      Lowe's Companies, Inc. ...................         894,450       0.7
                                   11,100      The May Department Stores Company.........         363,525       0.3
                                    6,100      Nordstrom, Inc. ..........................         110,944       0.1
                                    9,800      +Safeway, Inc. ...........................         612,500       0.4
                                   17,600      Wal-Mart Stores, Inc. ....................         935,000       0.7
                                                                                             ------------     -----
                                                                                                3,826,957       2.9
----------------------------------------------------------------------------------------------------------------------
SCIENTIFIC EQUIPMENT               10,050      Millipore Corporation.....................         633,150       0.5
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2000 (CONCLUDED)
--------------------------------------------------------------------------------

                                   SHARES                                                                   PERCENT OF
INDUSTRY                             HELD                    COMMON STOCKS                      VALUE       NET ASSETS
----------------------------------------------------------------------------------------------------------------------
SOFTWARE                           14,200      +Amdocs Limited...........................    $    940,750       0.7%
                                   17,250      +Microsoft Corporation....................         749,297       0.6
                                    4,400      +RSA Security Inc. .......................         232,100       0.2
                                                                                             ------------     -----
                                                                                                1,922,147       1.5
----------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS                 26,000      +McLeodUSA Incorporated (Class A).........         367,250       0.3
                                   10,000      +Qwest Communications International,
                                                 Inc. ...................................         410,000       0.3
                                   23,800      SBC Communications, Inc. .................       1,136,450       0.8
                                   12,750      Verizon Communications....................         639,094       0.5
                                                                                             ------------     -----
                                                                                                2,552,794       1.9
----------------------------------------------------------------------------------------------------------------------
WIRELESS COMMUNICATIONS--          10,000      +Nextel Communications, Inc. (Class A)....         246,875       0.2
DOMESTIC PAGING & CELLULAR
----------------------------------------------------------------------------------------------------------------------
                                               TOTAL COMMON STOCKS
                                               (COST--$64,994,205)                             70,164,740      52.7
----------------------------------------------------------------------------------------------------------------------
                                     FACE
                                   AMOUNT               FIXED-INCOME INVESTMENTS
----------------------------------------------------------------------------------------------------------------------
FINANCIAL SERVICES            $ 3,000,000      General Electric Capital Corp., 8.75% due
                                                 5/21/2007...............................       3,413,940       2.6
----------------------------------------------------------------------------------------------------------------------
US GOVERNMENT AGENCY            1,084,932      Freddie Mac Participation Certificates
MORTGAGE-BACKED OBLIGATIONS*                     Gold Program #10036, 7.50% due
                                                 6/01/2007...............................       1,109,358       0.8
----------------------------------------------------------------------------------------------------------------------
US GOVERNMENT & AGENCY          7,760,000      Fannie Mae, 5.625% due 3/15/2001..........       7,751,542       5.8
OBLIGATIONS
                                               US Treasury Bonds:
                                3,400,000        6.25% due 8/15/2023.....................       3,677,304       2.8
                                  900,000        5.25% due 11/15/2028....................         861,471       0.7
                               10,800,000        6.125% due 8/15/2029....................      11,746,728       8.8
                                               US Treasury Notes:
                                4,800,000        5% due 4/30/2001........................       4,786,512       3.6
                               13,700,000        5.75% due 6/30/2001.....................      13,699,918      10.3
                                9,500,000        5.50% due 7/31/2001.....................       9,488,125       7.1
                                4,000,000        5.50% due 8/31/2001.....................       3,995,000       3.0
                                                                                             ------------     -----
                                                                                               56,006,600      42.1
----------------------------------------------------------------------------------------------------------------------
                                               TOTAL FIXED-INCOME INVESTMENTS
                                               (COST--$58,537,407)                             60,529,898      45.5
----------------------------------------------------------------------------------------------------------------------
                                                         SHORT-TERM SECURITIES
----------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER**                627,000      General Motors Acceptance Corp., 6.75% due
                                                 1/02/2001...............................         626,530       0.5
----------------------------------------------------------------------------------------------------------------------
                                               TOTAL SHORT-TERM SECURITIES
                                               (COST--$626,530)                                   626,530       0.5
----------------------------------------------------------------------------------------------------------------------
                                               TOTAL INVESTMENTS (COST--$124,158,142)....     131,321,168      98.7
                                               OTHER ASSETS LESS LIABILITIES.............       1,769,222       1.3
                                                                                             ------------     -----
                                               NET ASSETS................................    $133,090,390     100.0%
                                                                                             ============     =====
----------------------------------------------------------------------------------------------------------------------

* Mortgage-Backed Obligations are subject to principal paydowns as a result of prepayments or refinancing of the underlying mortgage instrument. As a result, the average life may be substantially less than the original maturity.

** Commercial Paper is traded on a discount basis, the interest rate shown reflects the discount rate paid at the time of purchase by the Fund.

+ Non-income producing security.

See Notes to Financial Statements.
                                        6

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
STATEMENT OF ASSETS AND LIABILITIES AS OF DECEMBER 31, 2000
--------------------------------------------------------------------------------

ASSETS:
Investments, at value (identified cost--$124,158,142).......               $131,321,168
Cash........................................................                      1,574
Receivables:
  Interest..................................................  $1,205,065
  Securities sold...........................................   1,080,844
  Dividends.................................................      28,862
  Capital shares sold.......................................       6,766      2,321,537
                                                              ----------
Prepaid expenses and other assets...........................                     27,952
                                                                           ------------
Total assets................................................                133,672,231
                                                                           ------------
---------------------------------------------------------------------------------------
LIABILITIES:
Payables:
  Securities purchased......................................     409,844
  Capital shares redeemed...................................      69,337
  Investment adviser........................................      55,892        535,073
                                                              ----------
Accrued expenses and other liabilities......................                     46,768
                                                                           ------------
Total liabilities...........................................                    581,841
                                                                           ------------
---------------------------------------------------------------------------------------
NET ASSETS..................................................               $133,090,390
                                                                           ============
---------------------------------------------------------------------------------------
NET ASSETS CONSIST OF:
Class A Shares of Common Stock, $.10 par value, 100,000,000
  shares authorized+........................................               $  1,065,590
Paid-in capital in excess of par............................                128,221,345
Accumulated distributions in excess of investment
  income--net...............................................                    (11,811)
Accumulated distributions in excess of realized capital
  gains on investments--net.................................                 (3,347,760)
Unrealized appreciation on investments--net.................                  7,163,026
                                                                           ------------
NET ASSETS..................................................               $133,090,390
                                                                           ============
---------------------------------------------------------------------------------------
NET ASSET VALUE:
Class A--Based on net assets of $133,090,390 and 10,655,900
  shares outstanding........................................               $      12.49
                                                                           ============
---------------------------------------------------------------------------------------

+ The Fund is also authorized to issue 100,000,000 Class B Shares.

See Notes to Financial Statements.

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest and discount earned................................             $  3,852,493
Dividends...................................................                  635,038
                                                                         ------------
Total income................................................                4,487,531
                                                                         ------------
-------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees....................................  $836,447
Accounting services.........................................    36,581
Custodian fees..............................................    24,402
Professional fees...........................................    20,984
Printing and shareholder reports............................    16,090
Transfer agent fees.........................................     5,033
Directors' fees and expenses................................     3,228
Pricing services............................................     1,713
Other.......................................................     4,486
                                                              --------
Total expenses..............................................                  948,964
                                                                         ------------
Investment income--net......................................                3,538,567
                                                                         ------------
-------------------------------------------------------------------------------------
REALIZED & UNREALIZED GAIN (LOSS) ON INVESTMENTS--NET:
Realized gain on investments--net...........................               11,210,419
Change in unrealized appreciation on investments--net.......              (16,554,771)
                                                                         ------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS........             $ (1,805,785)
                                                                         ============
-------------------------------------------------------------------------------------

See Notes to Financial Statements.

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
INCREASE (DECREASE) IN NET ASSETS:                                2000            1999
------------------------------------------------------------------------------------------
OPERATIONS:
Investment income--net......................................  $  3,538,567    $  4,663,079
Realized gain on investments--net...........................    11,210,419      11,119,754
Change in unrealized appreciation on investments--net.......   (16,554,771)     (1,634,882)
                                                              ------------    ------------
Net increase (decrease) in net assets resulting from
  operations................................................    (1,805,785)     14,147,951
                                                              ------------    ------------
------------------------------------------------------------------------------------------
DIVIDENDS & DISTRIBUTIONS TO SHAREHOLDERS:
Investment income--net:
  Class A...................................................    (3,540,610)     (9,159,666)
In excess of investment income--net:
  Class A...................................................        (6,108)             --
Realized gain on investments--net:
  Class A...................................................   (12,488,700)    (25,700,159)
In excess of realized gain on investments--net:
  Class A...................................................    (3,353,463)             --
                                                              ------------    ------------
Net decrease in net assets resulting from dividends and
  distributions to shareholders.............................   (19,388,881)    (34,859,825)
                                                              ------------    ------------
------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
Net increase (decrease) in net assets derived from capital
  share transactions........................................   (12,120,323)         32,782
                                                              ------------    ------------
------------------------------------------------------------------------------------------
NET ASSETS:
Total decrease in net assets................................   (33,314,989)    (20,679,092)
Beginning of year...........................................   166,405,379     187,084,471
                                                              ------------    ------------
End of year*................................................  $133,090,390    $166,405,379
                                                              ============    ============
------------------------------------------------------------------------------------------
* Undistributed (accumulated distributions in excess of)
  investment income--net....................................  $    (11,811)   $      2,043
                                                              ============    ============
------------------------------------------------------------------------------------------

See Notes to Financial Statements.

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

THE FOLLOWING PER SHARE DATA AND RATIOS HAVE
BEEN DERIVED FROM INFORMATION PROVIDED IN THE                                        CLASS A
FINANCIAL STATEMENTS.                                        -------------------------------------------------------
                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                             -------------------------------------------------------
INCREASE (DECREASE) IN NET ASSET VALUE:                       2000+       1999        1998        1997        1996
--------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of year.........................  $  14.80   $  16.74    $  16.59    $  16.01    $  15.17
                                                             --------   --------    --------    --------    --------
Investment income--net.....................................       .34        .45         .40         .54         .53
Realized and unrealized gain (loss) on investments--net....      (.58)       .83        1.60        1.87         .89
                                                             --------   --------    --------    --------    --------
Total from investment operations...........................      (.24)      1.28        2.00        2.41        1.42
                                                             --------   --------    --------    --------    --------
Less dividends and distributions:
  Investment income--net...................................      (.38)      (.85)       (.54)       (.27)       (.56)
  In excess of investment income--net......................        --++       --          --          --          --
  Realized gain on investments--net........................     (1.33)     (2.37)      (1.31)      (1.56)       (.02)
  In excess of realized gain on investments--net...........      (.36)        --          --          --          --
                                                             --------   --------    --------    --------    --------
Total dividends and distributions..........................     (2.07)     (3.22)      (1.85)      (1.83)       (.58)
                                                             --------   --------    --------    --------    --------
Net asset value, end of year...............................  $  12.49   $  14.80    $  16.74    $  16.59    $  16.01
                                                             ========   ========    ========    ========    ========
--------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT RETURN:*
Based on net asset value per share.........................    (1.68%)     8.73%      13.56%      17.11%       9.73%
                                                             ========   ========    ========    ========    ========
--------------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS:
Expenses...................................................      .62%       .61%        .62%        .60%        .60%
                                                             ========   ========    ========    ========    ========
Investment income--net.....................................     2.32%      2.70%       2.37%       3.17%       3.39%
                                                             ========   ========    ========    ========    ========
--------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA:
Net assets, end of year (in thousands).....................  $133,090   $166,405    $187,084    $194,747    $212,047
                                                             ========   ========    ========    ========    ========
Portfolio turnover.........................................    85.30%    105.48%     102.47%     136.71%     236.50%
                                                             ========   ========    ========    ========    ========
--------------------------------------------------------------------------------------------------------------------

* Total investment returns exclude insurance-related fees and expenses. + Based on average shares outstanding.
++ Amount is less than $.01 per share.

See Notes to Financial Statements.
                                       10

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES:

Merrill Lynch Variable Series Funds, Inc. (the "Company") is an open-end management investment company that is comprised of 20 separate funds. Each fund offers two classes of shares to the Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York (indirect, wholly-owned subsidiaries of Merrill Lynch & Co., Inc. ("ML & Co.")), and other insurance companies that are not affiliated with ML & Co., for their separate accounts to fund benefits under certain variable annuity and variable life insurance contracts. Class A and Class B Shares have equal voting, dividend, liquidation and other rights, except that only shares of the respective classes are entitled to vote on matters concerning only that class and Class B Shares bear certain expenses related to the distribution of such shares. American Balanced Fund (the "Fund") is classified as "diversified," as defined in the Investment Company Act of 1940. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Fund.

  (a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the over-the-counter market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Company.

  (b) Derivative financial instruments--The Fund may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

- Options--The Fund may write covered call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

  Written options are non-income producing investments.

  (c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

  (d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis. The Fund will adopt the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. As required, the Fund will amortize premiums and discounts on debt securities effective January 1, 2001. The cumulative effect of this accounting change will have no impact on the total net assets of the Fund, but will result in a $35,887 increase to cost of securities and a corresponding $35,887 decrease in net unrealized appreciation, based on securities held as of December 31, 2000.

  (e) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates. Distributions in excess of net investment income and net realized

--------------------------------------------------------------------------------

capital gains are due primarily to differing tax treatments for post-October losses.

  (f) Reclassification--Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/ tax differences of $5,703 have been reclassified between accumulated distributions in excess of net realized capital gains and accumulated distributions in excess of net investment income. These reclassifications have no effect on net assets or net asset value per share.

2. INVESTMENT ADVISORY AGREEMENT AND TRANSACTIONS WITH AFFILIATES:
The Company has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers, L.P. ("MLIM"). The general partner of MLIM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of ML & Co., which is the limited partner.

  MLIM is responsible for the management of the Company's funds and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the funds. For such services, the Fund pays a monthly fee at the annual rate of .55% of the average daily value of the Fund's net assets.

  MLIM and Merrill Lynch Life Agency, Inc. ("MLLA") have entered into an agreement that limits the operating expenses paid by the Fund, exclusive of any distribution fees imposed on Class B Shares, to 1.25% of its average daily net assets. Any such expenses in excess of 1.25% of average daily net assets will be reimbursed to the Fund by MLIM which, in turn, will be reimbursed by MLLA.

  For the year ended December 31, 2000, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., earned $20,042 in commissions on the execution of portfolio security transactions.
  For the year ended December 31, 2000, Merrill Lynch Securities Pricing Service, an affiliate of MLPF&S, earned $720 for providing security price quotations to compute the Fund's net asset value.

  Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Company's transfer agent.

  FAM Distributors, Inc., ("FAMD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc., is the Fund's distributor.

  Accounting services were provided to the Fund by MLIM.

  Certain officers and/or directors of the Company are officers and/or directors of MLIM, PSI, FDS, FAMD, and/or ML & Co.

3. INVESTMENTS:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2000 were $123,247,334 and $143,049,224, respectively.

  Net realized gains (losses) for the year ended December 31, 2000 and net unrealized gains as of December 31, 2000 were as follows:

--------------------------------------------------------------------
                                            Realized      Unrealized
                                         Gains (Losses)     Gains
--------------------------------------------------------------------
Long-term investments..................   $11,210,449     $7,163,026
Short-term investments.................           (30)            --
                                          -----------     ----------
Total..................................   $11,210,419     $7,163,026
                                          ===========     ==========
--------------------------------------------------------------------

  At December 31, 2000, net unrealized appreciation for Federal income tax purposes aggregated $5,556,775, of which $13,241,605 related to appreciated securities and $7,684,830 related to depreciated securities. At December 31, 2000, the aggregate cost of investments for Federal income tax purposes was $125,764,393.

4. CAPITAL SHARE TRANSACTIONS:

Transactions in capital shares were as follows:

------------------------------------------------------------------
Class A Shares for the Year Ended                        Dollar
December 31, 2000                          Shares        Amount
------------------------------------------------------------------
Shares sold............................      66,660   $    994,711
Shares issued to shareholders in
 reinvestment of dividends and
 distributions.........................   1,524,939     19,388,881
                                         ----------   ------------
Total issued...........................   1,591,599     20,383,592
Shares redeemed........................  (2,176,942)   (32,503,915)
                                         ----------   ------------
Net decrease...........................    (585,343)  $(12,120,323)
                                         ==========   ============
------------------------------------------------------------------

------------------------------------------------------------------
Class A Shares for the Year Ended                        Dollar
December 31, 1999                          Shares        Amount
------------------------------------------------------------------
Shares sold............................      86,550   $  1,314,138
Shares issued to shareholders in
 reinvestment of dividends and
 distributions.........................   2,357,608     34,859,825
                                         ----------   ------------
Total issued...........................   2,444,158     36,173,963
Shares redeemed........................  (2,378,305)   (36,141,181)
                                         ----------   ------------
Net increase...........................      65,853   $     32,782
                                         ==========   ============
------------------------------------------------------------------

5. SHORT-TERM BORROWINGS:

On December 1, 2000, the Fund, along with certain other funds managed by MLIM and its affiliates, renewed and amended a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro

--------------------------------------------------------------------------------

rata share of the unused portion of the facility. Amounts borrowed under the facility bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Fund did not borrow under the facility during the year ended December 31, 2000.

6. REORGANIZATION PLAN:

The Company's Board of Directors approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby the Fund would acquire substantially all of the assets and liabilities of the Balanced Capital Focus Fund, which is another fund of the Company, in exchange for newly issued shares of the Fund. Both Funds are registered, open-end management investment companies that have a similar investment objective and are managed by MLIM.

--------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.--AMERICAN BALANCED FUND
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND SHAREHOLDERS,
AMERICAN BALANCED FUND OF
MERRILL LYNCH VARIABLE SERIES FUNDS, INC.:

  We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of American Balanced Fund of Merrill Lynch Variable Series Funds, Inc. as of December 31, 2000, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2000 by correspondence with the custodian and broker. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of American Balanced Fund of Merrill Lynch Variable Series Funds, Inc. as of December 31, 2000, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
February 9, 2001

---------------------------------------------------------
MERRILL LYNCH
VARIABLE SERIES FUNDS, INC.
---------------------------------------------------------
PRINCIPAL OFFICE OF THE FUNDS
Box 9011
Princeton, NJ 08543-9011
CUSTODIAN
For all Funds except Developing Capital
Markets Focus Fund:
The Bank of New York
110 Washington Street
New York, NY 10286
For Developing Capital Markets Focus Fund:
Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109
TRANSFER AGENT
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

                                         ---------------------------------------
                                         Arthur Zeikel, Director of Merrill
                                         Lynch Variable Series Funds, Inc., has
                                         recently retired. The Funds' Board of
                                         Directors wishes Mr. Zeikel well in his
                                         retirement.
                                         ---------------------------------------

DIRECTORS AND OFFICERS

Terry K. Glenn
President

Kevin M. Rendino
Senior Vice President

Joe Grills
Director

Thomas R. Robinson
Senior Vice President

Walter Mintz
Director

Walter D. Rogers
Senior Vice President

Robert S. Salomon Jr.
Director

Kurt Schansinger
Senior Vice President

Melvin R. Seiden
Director

Robert M. Shearer
Senior Vice President

Stephen B. Swensrud
Director

Daniel V. Szemis
Senior Vice President

Christopher G. Ayoub
Senior Vice President

Jeremy Beckwith
Vice President

R. Elise Baum
Senior Vice President

Edward F. Gobora
Vice President

Robert C. Doll, Jr.
Senior Vice President

Robert F. Murray
Vice President

Lawrence R. Fuller
Senior Vice President

Jacqueline L. Rogers
Vice President

Vincent T. Lathbury III
Senior Vice President

Donald C. Burke
Vice President and
Treasurer

James D. McCall
Senior Vice President

Allan J. Oster
Secretary

Kevin J. McKenna
Senior Vice President

Eric S. Mitofsky
Senior Vice President

Joseph T. Monagle Jr.
Senior Vice President

Grace Pineda
Senior Vice President

--------------------------------------------------------------------------------

  This report is only for distribution to shareholders of one of the Funds of Merrill Lynch Variable Series Funds, Inc. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of non-money market fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Merrill Lynch Variable Series Funds, Inc.
Box 9011
Princeton, NJ
08543-9011